UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): June 29, 1999



                          WEBSTER FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                       0-15213                     06-1187536
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   (State or Other           (Commission File Number)        (IRS Employer
   Jurisdiction of                                          Identification No.)
   Incorporation)


                   Webster Plaza, Waterbury, Connecticut 06702
                  ---------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (203) 753-2921
                                                            ---------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.           Other Events.
                  -------------


     On June 29, 1999, Webster Financial Corporation ("Webster") entered into an Agreement and Plan of Merger (the "Agreement") by which Webster will acquire New England Community Bancorp, Inc. ("New England") in a tax-free stock-for-stock exchange (the "Merger"). The Merger must be approved by the stockholders of New England and by regulatory authorities, may require approval of Webster stockholders, and is subject to various customary closing conditions. In connection with the Agreement, Webster and New England entered into an Option Agreement pursuant to which New England granted Webster an option, exercisable under certain circumstances, to purchase an aggregate of 1,400,252 newly issued shares of common stock, par value $.10 per share, of New England at an exercise price of $22.14 per share.

     Webster issued a press release on June 30, 1999 relating to the signing of the Agreement with New England. Such press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.           Financial Statements and Exhibits.
                  ----------------------------------

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

                  Exhibit No.       Description
                  -----------       -----------

                  99.1 Press Release of Webster Financial Corporation dated June 30, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  WEBSTER FINANCIAL CORPORATION
                                                  -----------------------------
                                                           (Registrant)

                                                   /s/ John V. Brennan
                                                   -------------------------
                                                   John V. Brennan
                                                   Executive Vice President,
                                                   Chief Financial Officer
                                                   and Treasurer

Date: July 13, 1999